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                                                                   EXHIBIT 10.27

                            FIRST AMENDMENT TO LEASE

       THIS FIRST AMENDMENT TO LEASE is dated for reference purposes only as January 24, 2000, and is part of that Lease dated January 9, 1996 together with the Summary of Basic Lease Terms, the First Addendum To Lease, the Acceptance Agreement thereto (collectively, the "Lease") by and between AMB Property, L-P, a Delaware limited partnership, successor-in-interest to AMB/SJ/CIF Limited Partnership, a Delaware limited partnership ("Landlord"), and Silicon Valley Group, Inc., a Delaware corporation ("Tenant"), and is made with reference to the following facts:

       A. The Premises currently leased by Tenant pursuant to the Lease consists of 40,647 rentable square feet commonly known as 1945 Lundy Avenue, City of San Jose, California.

       B. The Lease Term for said Premises currently expires on May 31, 2000.

       C. Tenant and Landlord wish to amend the Lease on the Terms and Conditions set forth in this First Amendment to Lease.

       NOW, THEREFORE, Landlord and Tenant hereby agree that the Lease Terms are amended as follows:

          1. Landlord's Name: The Lease is hereby amended to reflect change in ownership of the above-referenced Premises to AMB Property, L.P., a Delaware limited partnership.

          2. Landlord's Address: Landlord's address for notices is amended to read:

                       AMB Property L.P.
                       505 Montgomery Street
                       6th Floor
                       San Francisco, CA 94111

          3. Lease Term: Section J is hereby amended to provide that the Lease Term shall be extended through and including May 31, 2005.

          4. Base Monthly Rent; Commencing June 1, 2000, Section K is hereby amended to provide for the Base Monthly Rent as follows:

       June 1, 2000 through and including May 31, 2001: $23,981.73 per month June 1, 2001 through and including May 31, 2002: $24,794.67 per month June 1, 2002 through and including May 31, 2003: $25,607.61 per month June 1, 2003 through and including May 31, 2004: $26,420.55 per month June 1, 2004 through and including May 31, 2005: $27,233.49 per month

          5. Security Deposit: Section M is hereby amended to provide for an increase in the Security Deposit of $10,080.49 which Tenant has provided Landlord upon signature hereon, for a total of $27,233.49.

          6. Option to Extend Lease Term: Landlord hereby grants to Tenant one option to extend the Lease Term for a five (5) year term commencing when the prior term expires, under the following terms and conditions:

             A Exercise Dates: Tenant must give Landlord notice in writing of its exercise of the option in question no earlier than one hundred eighty (180) days before the date the Lease Term would end but for said exercise (the "Earliest Exercise Date") and no later than one hundred twenty (120) days before the date the Lease Term would end but for said exercise (the "Last Exercise Date").

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FIRST AMENDMENT TO LEASE
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             B. Conditions to Exercise of Option: Tenant's right to extend is conditioned upon and subject to each of the following:

                (1) In order to exercise its option to extend, Tenant must give written notice of such election to Landlord and Landlord must receive same by the last Exercise Date, but not prior to the Earliest Exercise Date. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Failure to exercise an option terminates that option and all subsequent options. Tenant acknowledges that because of the importance of Landlord of knowing no later than the Last Exercise Date whether or not Tenant will exercise the option, the failure of Tenant to notify Landlord by the Last Exercise Date will conclusively be presumed an election by Tenant not to exercise the option.

                (2) Tenant shall have no right to exercise an option (i) if Tenant is in Default beyond any cure period provided in the Lease (if applicable) either on the date of exercise of the option or on the date on which the Lease would terminate absent exercise of the option or (ii) in the event that Landlord has given to Tenant three (3) or more notices of separate Default during the 12 month period immediately preceding the exercise of the option, whether or not the Defaults are cured. The period of time within which an option may be exercised shall not be extended or enlarged by reason of Tenants inability to exercise an option because of the provisions of this Paragraph.

             C. Creation of Extended Term: Upon the timely exercise of the option to extend and the commencement of the extended Term, all references in the Lease to the Term shall be considered to mean the Term as extended by the exercise of the option, which shall be referred to herein as the "Extended Term".

             D. Options Personal: The option is personal to the Tenant, and cannot be assigned to or exercised by anyone other than the Tenant. The option can only he exercised at a time when the Tenant is in full possession of the Premises and does not have any intent of thereafter assigning or subletting.

             E. The Base Monthly Rent for the Option Period shall be the greater of (i) one hundred percent (100%) of the Base Monthly Rent due the last month of the previous Lease Term, or (ii) one hundred percent (100%) of the then fair market monthly rent determined as of the commencement of the option period in question based upon like buildings with like improvements in the area within the boundaries of Highways 101, 237, and 880. The Option Period shall contain no free rent and the Premises shall be taken "as-is". if the parties are unable to agree upon the fair market monthly rent for the Premises for the option period in question at least seventy-five (75) days prior to the commencement of the option period in question, then the fair market monthly rent shall be determined by appraisal conducted pursuant to subparagraph F.

             F. In the event it becomes necessary to determine by appraisal the fair market rent of the Premises for the purpose of establishing the Base Monthly Rent during the Option Period, then such fair market monthly rent shall be determined by three (3) real estate appraisers, all of whom shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising real property (other than residential or agricultural property) located in Santa Clara County, California, in accordance with the following procedures:

                (1) The party demanding an appraisal (the 'Notifying Party") shall notify the other party (the "Non-Notifying Party") thereof by delivering a written demand for appraisal, which demand, to be effective, must give the name address, and qualifications of an appraiser selected by the Notifying Party. Within ten (10) days of receipt of said demand, the Non-Notifying Party shall select its appraiser and notify the Notifying Party, in writing, of the name, address, and qualifications of an appraiser selected by it. Failure by the Non-Notifying Party to select a qualified appraiser within said ten (10) day period shall be deemed a waiver of its right to select a second appraiser on its own behalf and the Notifying Party shall select a second


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FIRST AMENDMENT TO LEASE
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appraiser on behalf of the Non-Notifying Party within five (5) days after the expiration of said ten (10) day period. Within ten (10) days from the date the second appraiser shall have been appointed, the two (2) appraisers so selected shall appoint a third appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be selected by the American Arbitrations Association or if it shall refuse to perform this function, then at the request of either Landlord or Tenant, such third appraiser shall be promptly appointed by the then Presiding Judge of the Superior Court of the State of California for the County of Santa Clara.

                (2) The three (3) appraisers so selected shall meet in San Jose, California, not later than twenty (20) days following the selection of the third appraiser. At said meeting the appraisers so selected shall attempt to determine the fair market monthly rent of the Premises for the option period in question (including the timing and amount of periodic increases).

                (3) if the appraisers so selected are unable to complete their determinations in one meeting they may continue to consult at such times as they deem necessary for a fifteen (15) day period from the date of the first meeting, in an attempt to have at least two (2) of them agree. If, at the initial meeting or at any time during said fifteen (15) day period, two (2) or more of the appraisers so selected agree on the fair market rent of the Leased Premises, such agreement shall be determinative and binding on the patties hereto, and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement.

                (4) if two (2) or more appraisers do not so agree within said fifteen (15) day period, then each appraiser shall, within five (5) days after the expiration of said fifteen (15) day period, submit his independent appraisal in simple letter form to Landlord and Tenant stating his determination of the fair market rent of the Premises for the option period in question. The parties shall then determine the fair market rent for the Premises by determining the average of the fair market rent set by each of the appraisers. However, if the lowest appraisal is less than eighty-five percent (85%) of the middle appraisal then such lowest appraisal shall be disregarded and/or if the highest appraisal is greater then one hundred fifteen percent (115%) of the middle appraisal then such highest appraisal shall be disregarded. If the fair market rent set by any appraisal is so disregarded, then the average shall be determined by computing the average set by the other appraisals that have not been disregarded.

                (5) Nothing contained herein shall prevent Landlord and Tenant from jointly selecting a single appraiser to determine the fair market rent of the Premises, in which event the determination of such appraisal shall be conclusively deemed the fair market rent of the Premises.

                (6) Each party shall bear the fees and expenses of the appraiser selected by or for it, and the fees and expenses of the third appraiser (or the joint appraiser if one joint appraiser is used) shall be borne fifty percent (50%) by Landlord and fifty percent (50%) by Tenant.

          7. Retained Real Estate Brokers: Section S is amended to provide that Tenant is represented exclusively by BT Commercial and Orchard Properties represents the Landlord in this transaction.

          8. Condition of Premises: Tenant is fully familiar with the Premises by way of its occupancy and accepts the Premises for the extended term created hereby in their as-is condition, with all latent and patent faults, without warranty or obligation on the part of Landlord to provide or pay for any interior improvements or tenant improvement allowances.

          9. Year 2000 Disclaimer. Landlord hereby disclaims any liability for any and all damages, injuries or other losses, whether ordinary, special, consequential, punitive or otherwise, arising out of, relating to, or in connection with, (a) the failure of any automated,


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FIRST AMENDMENT TO LEASE
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computerized and/or software system or other technology used in, on, or about the Property or relating to the management or operation of the Property to accurately receive, provide or process date/time data (including, but not limited to, calculating, comparing and sequencing) both before and after September 9, 1999, and before, after, during and between the years 1999 A. D. and 2000 A. D., and leap year calculations and, or (b) the malfunction, ceasing to function or providing of invalid or incorrect results by any such technology as a result of date/time data. The foregoing disclaimer shall apply to any such technology used in, on, or about the Property or that affects the Property, whether or not such technology is within the control of Owner or any of Owner's agents or representatives. THE FOREGOING DISCLAIMER INCLUDES A DISCLAIMER OF ALL WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE MATTERS DESCRIBED HEREIN, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          10. Continuing Obligation: Except as expressly set forth in this Amendment, all terms and conditions of the Lease remain in full force and effect, and all terms and conditions of the Lease are incorporated herein as though set forth at length.

          11. Effect of Amendment: This Amendment modifies the Lease In the event of any conflict or discrepancy between the Lease and/or any other previous documents between the parties and the provisions of this Amendment, then the provisions of this Amendment shall control. Except as modified herein, the Lease shall remain in full force and effect.

          12. Authority: Each individual executing this Amendment on behalf of Tenant represents and warrants that he or she is duly authorized to and does execute and deliver this Amendment pursuant to express authority from Tenant pursuant to and in accordance with the By-Laws and the other organic documents of the Tenant corporation.

          13. Entire Agreement: The Lease, as modified by this Amendment, constitutes and contains the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord's Agents have made any legally binding representations or warranties as to any matter except for such matters binding representations or warranties as to any matter except for such matters which are expressly set forth herein, including any representations or warranties relating to the condition of the Premises or the improvements thereto or the suitability of the Premises or the Project for Tenant's business.


       IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to be effective as of the date first set forth above.


LANDLORD:                                    TENANT:

AMB Property, L.P.                           Silicon Valley Group, Inc
a Delaware limited partnership               a Delaware corporation
By   AMB Property Corporation
a Maryland corporation,
its general partner

By: /s/ John Rossi                           By: /s/ Boris Lipkin
    --------------------------                   -----------------------
    Vice President                           Corporate Vice President
    --------------------------               ---------------------------

Date: 2/24/00                                Date:  2/11/00